SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C. 20549



                                     FORM 8-K


                                  CURRENT REPORT
                      PURSUANT TO SECTION 13 or 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                                 November 6, 1997


                                   APL LIMITED
                (Exact name of registrant as specified in charter)




                                     Delaware
                           (State or other jurisdiction
                                of incorporation)


                1-8544                               94-2911022

          (Commission File No.)           (IRS employer identification no.)


                1111 Broadway, Oakland, California            94607
              (Address of principal executive offices)       (Zip Code)


                 Registrant's telephone number, including area code:
                                   (510) 272-8000





         ITEM 5.   OTHER EVENTS.

              APL Limited (the "Company") confirmed that the United States Secretary of Transportation's 20-day period to review the decision of the United States Maritime Administration ("MarAd") approving the transfer of nine Maritime Security Program Operating Agreements to American Ship Management LLC and related MarAd decisions has expired. The Company expects to complete its merger with Neptune Orient Lines Limited ("NOL") on November 12, 1997.

              NOL has announced that it intends to withdraw from the Grand Alliance and intends to form a new alliance with Mitsui OSK Lines, Ltd. and Hyundai Merchant Marine Co. Ltd. It is anticipated that the Company will join this new alliance after consummation of the merger. Discussions with Orient Overseas Container Line ("OOCL") regarding joining the new alliance are still in progress. Further, the Company has given notice that it intends to withdraw from the Global Alliance agreements related to the Asia-Europe and Asia-U.S. East Coast trades as a result of the change of control of Nedlloyd Lines B.V. pursuant to provisions of those agreements allowing for such withdrawal.






              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly autho-rized.


                                     APL LIMITED



                                     By: /s/ Maryellen Cattani
                                     Name:   Maryellen Cattani
                                     Title:  Executive Vice President,
                                             General Counsel and
                                             Secretary





         Date:  November 6, 1997